UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2016

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2016, the Board of Directors (the “Board”) of China Auto Logistics Inc. (the “Company”) elected Lv Fuqi and Bai Shaohua as members of the Board, to fill the vacancies created by the resignation of Wang Wei and Zou Baoying, each to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified. Mr. Lv will serve as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Mr. Bai will serve as a member of the Board’s Audit Committee and Compensation Committee and as a chairperson on the Board’s Nominating and Corporate Governance Committee.

Mr. Bai, 56, earned a bachelor’s degree in economics from Tianjin University of Finance and Economics and currently serves as the key account manager for a northern China online sales research group. Mr. Bai has accumulated approximately ten years of experience consulting different companies on how to bolster their sales and approximately five years of experience preparing financial statements.

Mr. Lv, 58, is currently employed as a professor of practice at Hebei Technology College where he teaches economic law. Previously, Mr. Lv created a legal educational service company which helped him establish connections with local governmental authorities, which will be very helpful in furthering the Company’s business development.

The Board has determined that both Mr. Bai and Mr. Lv are independent directors pursuant to the NASDAQ Stock Market Listing Rule 5605(a)(2) and the independence standards set forth in the Company’s corporate governance guidelines. The Board has determined further that Mr. Bai will meet the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and will qualify as an “audit committee financial expert,” as defined in Item 407(d) of Regulation S-K.

There are no arrangements, understandings or family relationships between the Company and any other director or executive officer of the Company pursuant to which either Mr. Bai or Mr. Lv was selected as a director, nor are there or have there been any transactions between Mr. Bai or Mr. Lv and the Company in which either had a direct or indirect material interest that the Company is required to report pursuant to the rules and regulations of the Commission. Neither Mr. Bai nor Mr. Lv will receive an annual salary for their position on the Board, but each will be eligible for grants under the Company’s 2010 Omnibus Long-Term Incentive Plan.

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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